Exhibit 3.1

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Incorporation for a Profit Corporation filed pursuant to † 7 - 102 - 101 and † 7 - 102 - 102 of the Colorado Revised Statutes (C.R.S.) . 1. The domestic entity name for the corporation is ONCO Merger Sub, Inc. (Caution : The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the corporation’s initial principal office is Street address Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) 8 Exchange Boulevard (Street number and name) Suite 711 (State) (ZIP/Postal Code) (City) (Province – if applicable) United States (Country) (City) (Province – if applicable) (State) (ZIP/Postal Code) . (Country) 3. The registered agent name and registered agent address of the corporation’s initial registered agent are Name (if an individual) or (Last) (First) (Middle) (Suffix) (if an entity) (Caution: Do not provide both an individual and an entity name.) Street address Mailing address (leave blank if same as street address) 36 South 18th Avenue (Street number and name) Suite D Brighton CO 80601 (City) (State) (ZIP/Postal Code) (Street number and name or Post Office Box information) CO . (City) (State) (ZIP/Postal Code) Rochester NY 14614 National Properties Trust Colorado Secretary of State Date and Time: 01/03/2015 11:52 AM ID Number: 20151004878 Document number: 20151004878 Amount Paid: $50.00 ARTINC_PC Page 1 of 3 Rev. 8/5/2013

Name (if an individual) or (if an entity) (Last) (First) (Middle) (Suffix) (Caution : Do not provide both an individual and an entity name.) Mailing address Oracle Nutraceuticals Company 8 Exchange Boulevard (Street number and name or Post Office Box information) Suite 711 Rochester NY 14614 (City) (State) (ZIP/Postal Code) United States . (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment. 5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows. The corporation is authorized to issue common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution. Information regarding shares as required by section 7 - 106 - 101, C.R.S., is included in an attachment. 6. (If the following statement applies, adopt the statement by marking the box and include an attachment.) ݲ This document contains additional information as provided by law. 7. (Caution : Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are . (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. (The following statement is adopted by marking the box.) ݲ The person appointed as registered agent above has consented to being so appointed. 4. The true name and mailing address of the incorporator are ARTINC_PC Page 2 of 3 Rev. 8/5/2013

8. The true name and mailing address of the individual causing the document to be delivered for filing are Hudson _ R andolph S (Last) (First) (Middle) (Suffix) One East Main Street (Street number and name or Post Office Box information) Suite 711 Rochester _ NY _ 1 4614 - 1880 (City) (State) (ZIP/Postal Code) United States . (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). ARTINC_PC Page 3 of 3 Rev. 8/5/2013

ONCO Merger Sub, Inc., Articles of Incorporation, Page 1 of 14 ARTICLES OF INCORPORATION OF ONCO MERGER SUB, INC. Pursuant to the applicable provisions of Section 7 - 90 - 301 et seq . , Section 7 - 110 - 107 , and Section 7 - 90 - 304 . 5 of the Colorado Revised Statutes ("CRS"), the undersigned, Oracle Nutraceuticals Company, a Colorado corporation, hereby adopts these Articles of Incorporation of the corporation . ARTICLE I, NAME. The name of this corporation is "ONCO Merger Sub, Inc.". ARTICLE II, PERIOD OF DURATION. The corporation shall have the power to exist in perpetuity from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Colorado, unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law . ARTICLE III, PURPOSES AND POWERS. 1. Purposes . Except as may be restricted or limited by these Articles of Incorporation, the corporation is organized, in general, for the purpose of transacting all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act . The intended primary purpose of the corporation is to effect a qualified reorganization under the applicable provisions of Section 368 (a), et seq . of the Internal Revenue Code of 1986 , as amended, pursuant to a certain merger agreement and plan of reorganization among Oncology Med, Inc . , a Colorado corporation, and, subsequently, to agree to exchange its shares with Oracle Nutraceuticals Company, a Colorado corporation in accordance with that certain merger agreement and plan of reorganization . 2. General Powers . Except as may be restricted or limited by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights to which a corporation may lawfully exercise pursuant to the Colorado Business Corporation Act in force as per the filing date of the corporation's Articles of Incorporation . 3. Issuance of Shares . The board of directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to an amendment, accompanied by a resolution, properly filed with the Secretary of State of the State of Colorado .

ONCO Merger Sub, Inc., Articles of Incorporation, Page 2 of 14 ARTICLE IV, CAPITAL STOCK. 1. Authorized Shares . The aggregate number of shares which the corporation shall have authority to issue is 2 , 010 , 000 , 000 (two billion ten million) shares, consisting of two classes to be designated as the common stock, par value $ 0 . 00001 per share ("Common Stock"), and 10 , 000 , 000 (ten million shares) of Series A Preferred Stock, par value $ 0 . 01 per share ("Preferred Stock") of the Corporation . The designations, voting rights, preferences, and dividends for each class of stock are as follows: a. Common Stock. (1) Dividend Rate . Subject to the rights of holders of the Series A Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as restated or amended from time to time or the CRS, the holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor . (2) Voting Rights . Except as otherwise provided by the CRS, the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share of Common Stock . No holder of shares of Common Stock shall have the right to cumulate votes . (3) Liquidation Rights . In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior preferential rights of holders of the Series A Preferred Stock, the holders of shares of the Common Stock can share ratably in the corporation's assets, and shall share equally and ratably in the corporation's assets available for distribution after giving effect to any liquidation preference to the holders of any shares of the Series A Preferred Stock . A merger, conversion, exchange, or consolidation of the corporation with or into any other person or entity, or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders), shall not be deemed to be the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation . (4) No Conversion, Redemption, or Preemptive Rights . The holders of Common Stock shall have any conversion and redemption rights, but not preemptive rights . (5) Consideration for Shares . The Common Stock authorized by this article shall be issued for such consideration as shall be from time to time fixed by the corporation's board of directors . b. Series A Preferred Stock.

ONCO Merger Sub, Inc., Articles of Incorporation, Page 3 of 14 (1) Dividend Rate . The holders of Series A Preferred Stock shall be entitled to receive a dividend in the amount of 10% (ten percent) annually, payable at any time as may be from time to time authorized by the board of directors out of the assets legally available therefor, before the payment of dividends, if any, to the holders of shares of the Common Stock, out of assets legally available therefor . (2) Voting Rights . Any holder of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 200 (two hundred) votes for each one share of Series A Preferred Stock held by him . (3) Liquidation Rights . In the event of a liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, the collective holders of shares of the Series A Preferred Stock shall have priority over the corporation's assets available for distribution in the event of any liquidation or dissolution of the corporation . A merger, conversion, exchange, or consolidation of the corporation with or into any other person or entity, or the sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders), shall not be deemed to be the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation . (4) Conversion, Redemption, or Preemptive Rights . Any holder of Series A Preferred Stock shall have the right to convert his shares of Series A Preferred Stock to Common Stock on one months' notice to the corporation's board of directors at the rate of 200 shares of Common Stock for every one share of Series A Preferred Stock owned or held by him, and shall have redemption rights under the terms that shall be fixed, from time, by the written consent of a corporate action approved by not less than 66 - 2 / 3 % of the holders of the corporation's Series A Preferred Stock . It shall be the corporation's responsibility to make certain the corporation is authorized to issue that number of shares to accommodate such conversion of Series A Preferred Stock to Common Stock, n advance of any such action . (5) Consideration for Shares . Apart from the provisions of Article IV(1)(b) hereof, the shares of the Series A Preferred Stock issued in future shall be issued for such consideration as shall be fixed, from time to time, by the board of directors . 2 . Non - Assessment of Stock . The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation, as restated or amended, shall never be amended in this particular . No stockholder of the corporation is individually liable for the debts or liabilities of the corporation . ARTICLE V, ACTION BY SERIES A PREFERRED STOCKHOLDERS.

ONCO Merger Sub, Inc., Articles of Incorporation, Page 4 of 14 The holders of 66 - 2 / 3 % or greater of the corporation's Series A Preferred Stock may effect any corporate action by written consent in lieu of a meeting regardless of the result of any vote to the contrary taken by the holders of the corporation's Common Stock . ARTICLE VI, DIRECTORS AND OFFICERS. 1. Number of Directors . The members of the governing board of the corporation are styled as directors . The board of directors of the corporation shall be elected in such manner as shall be provided in the bylaws of the corporation . The board of directors shall consist of at least one (1) individual . The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation . 2. Limitation of Liability . The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS . If the CRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the CRS of record as of the date of the corporation's formation and organization shall prevail over any dispute between the corporation and the State of Colorado . 3. Payment of Expenses . In addition to any other rights of indemnification permitted by the laws of the State of Colorado, or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation or while serving in any capacity at the request of the corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the corporation or through insurance purchased and maintained by the corporation or through another financial arrangement made by the corporation, at the corporation's expense, as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation . To the extent that an officer or director is successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense . 4. Repeal and Conflicts . Any repeal or modification of sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification . In the event of any conflict between sections 3 or 4 above and

ONCO Merger Sub, Inc., Articles of Incorporation, Page 5 of 14 any other article of these Articles of Incorporation, the terms and provisions of sections 3 or 4 above shall control. 5. Initial Directors. The initial directors of the corporation following its incorporation are: a. Michael P. Grande 392 Lyell Avenue Rochester, New York 14606 - 1636 b. Randolph S. Hudson Unit 115 20 Del Monte Avenue Monterey, California 93940 - 2348 c. Dean M. Denton 15420 Lake Vera Purdon Road Nevada City, California 95959 - 9430 d. Tiffany L. Grande 1499 Maiden Lane Rochester, New York 14626 - 1824 6. Initial Officers . The initial officers of the corporation following its incorporation are (a) Michael P . Grande, who will serve as the corporation's President and Chief Executive Officer, (b) Dean M . Denton, who will serve as a Senior Vice - President of the corporation, and its Secretary and Chief Administrative Officer, and (c) Tiffany L . Grande, who will serve as a Senior Vice - President of the corporation, and its Treasurer and Chief Financial Officer . ARTICLE VII, VOTING ON CERTAIN TRANSACTIONS. Not inconsistent with the provisions of Article V hereinabove, 1. Amendment to Articles of Incorporation . The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the CRS, and all rights conferred on stockholders herein are granted subject to this reservation ; provided, however, that no amendment, alteration, change or repeal may be made to these Articles of Incorporation without the affirmative vote of the holders of not less than sixty - six and two - thirds percent ( 66 - 2 / 3% ) of the issued and outstanding shares of the corporation's Series A Preferred Stock . 2. Additional Vote Required . Any affirmative vote required by this article seventh shall be in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, these Articles of Incorporation, the bylaws, or by the resolutions of the board of directors providing for the issuance of such class or series and any agreement

ONCO Merger Sub, Inc., Articles of Incorporation, Page 6 of 14 between the corporation and any securities exchange or over - the - counter market upon which the corporation's shares are listed or designated for trading. ARTICLE VIII, TRANSACTIONS WITH INTERESTED DIRECTORS. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if : a. The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors ; or b. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent ; or c. The contract or transaction is fair and reasonable to the corporation . Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction . ARTICLE IX, CORPORATE OPPORTUNITY. The officers, directors, and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities", only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors and as evidenced by resolutions appearing in the corporation's minutes . Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation which shall be disclosed promptly to this corporation and made available to it and to its shareholders . The board of directors may reject any business opportunity presented to it and thereafter any officer, director, or other member of management may avail himself or herself of such opportunity . Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors, and other members of management of this corporation, shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director, or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation . This provision shall not be construed to release any employee of this corporation (other than an officer, director, or

ONCO Merger Sub, Inc., Articles of Incorporation, Page 7 of 14 member of management) from any duties, which he or she may provide to this corporation, nor shall this provision be interpreted to imply any form of agreement, employment or otherwise, between the corporation and any such officer, director, member of management, or employee . ARTICLE X, INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS. The corporation may indemnify any director, officer, employee, fiduciary, or agent of the corporation to the full extent permitted by CRS as in effect at the time of the conduct by such person . In furtherance of this article tenth, not inconsistent with Article XIV hereof, and notwithstanding the impositions and/or limitations enumerated in the CRS, the position of the United States Securities and Exchange Commission ("SEC") indicates that the indemnification of a public company's officers and directors contradicts public policy and that such indemnification operates in opposition to U . S . Federal securities laws . To that extent, and in the case of any dispute or controversy between the corporation and the SEC, or in the event any action is brought against the corporation by the SEC in regard to the corporation's indemnification of its officers, directors, employees, or agents, the laws of the State of Colorado that apply to the indemnification of the corporation's officers and directors shall prevail . ARTICLE XI, AMENDMENTS. Not inconsistent with the provisions set forth in Article VII hereof, subject to the rights and reservations of the holders of the corporation's Series A Preferred Stock, the corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the CRS, these Articles of Incorporation, and the corporation's bylaws . ARTICLE XII, ADOPTION AND AMENDMENT OF BYLAWS. Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal the bylaws of the corporation, or to adopt new bylaws, shall be vested in the board of directors . The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the CRS and these Articles of Incorporation, as such may be amended and/or restated . Thereafter the initial adoption of the bylaws of the corporation requires the affirmative vote by the holders of not less than 66 - 2 / 3 % of the corporation's Series A Preferred Stock . ARTICLE XIII, REGISTERED OFFICE AND REGISTERED AGENT. The corporation's initial address of the registered office of the corporation is 36 South 18 th Avenue, Suite D, in Brighton, Colorado 80601 , and the name of the registered agent at such address is National Properties Trust. Either the registered office or the registered agent may be changed in any manner permitted by the CRS or by operation of law. Acceptance of Appointment by Registered Agent . National Properties Trust does hereby accept its appointment as this corporation's initial registered agent in accordance with the terms of its appointment in this article thirteenth . National Properties Trust By: Randolph S. Hudson Its: President ARTICLE XIV, LIMITATION OF LIABILITY OF DIRECTORS TO CORPORATION AND SHAREHOLDERS. Not inconsistent with the provisions of Article IX and Article X hereof, no director shall be liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the CRS Section 7 - 108 - 402 or any amendment thereto or successor provision thereto ; (b) shall have breached the director's duty of loyalty to the corporation or its shareholders ; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith ; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law ; or (e) shall have derived an improper personal benefit . Neither the amendment nor repeal of this article, nor the adoption of any provision in these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the effect of this article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision . This article shall apply to the full extent now permitted by the CRS or as may be permitted in the future by changes or enactments in the CRS, including without limitation Section 7 - 109 - 102 and/or Section 7 - 109 - 103 , as may be applicable to any controversy then under review . ARTICLE XV, RECAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES. The board of directors may not, without the consent of the holders of not less than 66 - 2 / 3 % of the corporation's Series A Preferred Stock, adopt any plan of reorganization or recapitalization affecting the outstanding securities of the corporation, including, but not limited to effecting a forward or reverse split of all of the outstanding securities of the corporation or the declaration of any dividend to the holders of any class or series of the corporation's common stock . ARTICLE XVI, MEDIATION OF DISPUTES AMONG SHAREHOLDERS, DIRECTORS, AND OFFICERS. ONCO Merger Sub, Inc., Articles of Incorporation, Page 8 of 14

All disputes and controversies among any of the corporation's shareholders, directors, and officers shall be mediated by a mediator qualified, selected, and appointed by the initial directors of the corporation . The initial situs for mediation shall be Rochester, Monroe County, New York ; however, subject to the provisions of Article XI hereof, may be changed to suit the needs and best interest of the corporation . ARTICLE XVII, RECAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES. The board of directors, without the consent of the holders of the Series A Preferred Stock, may adopt any recapitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding securities of the corporation, with appropriate adjustments to the corporation's capital accounts . IN WITNESS WHEREOF , I, Michael P . Grande, the duly appointed President of Oracle Nutraceuticals Company, a Colorado corporation, the incorporator of this corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this third day of January 2015 . FOR ORACLE NUTRACEUTICALS COMPANY, as Incorporator: ONCO Merger Sub, Inc., Articles of Incorporation, Page 9 of 14 Michael P. Grande

CERTIFICATE OF INCUMBENCY AND CORPORATE AUTHORITY ONCO Merger Sub, Inc., Articles of Incorporation, Page 10 of 14 To: The Secretary of State The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290 From: Michael P. Grande President Oracle Nutraceuticals Company ("Oracle") Suite 711 8 Exchange Boulevard Rochester, New York 14614 The undersigned, being the President and Chief Executive Officer of Oracle, hereby certifies to the Secretary of State of the State of Colorado, as follows: 1. I am the duly elected and qualified Chairman of the Board, President, Chief Executive Officer, and Acting Chief Operating Officer of Oracle . 2. Oracle is a corporation duly organized and in good standing under the laws of the State of Colorado. 3. Pursuant to Oracle's governing documents, as amended, and as currently in full force and effect, I am the person ("Authorized Officer") who has been duly designated and appointed to the office(s) indicated by my name, I continue to hold the indicated office(s) at this time, and the signature set forth below by my name is my genuine signature . 4. I have been given sufficient and appropriate authority by Oracle's Board of Directors to act on behalf of and to bind with respect to filing these Articles of Incorporation for ONCO Merger Sub, Inc . with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto . 5. I have the power and authority to execute this Certificate on behalf of Oracle. 6. The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Oracle's Board of Directors or shareholders or until the corporation is dissolved by a plan of reorganization or by operation of law . IN WITNESS WHEREOF , the undersigned duly executes this Certificate and affixes his signature hereto as of January 3, 2015. ORACLE NUTRACEUTICALS COMPANY, a Colorado corporation By: Michael P. Grande Its: President and Chief Executive Officer, not as an individual

CORPORATE ACTION BY THE WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ORACLE NUTRACEUTICALS COMPANY, A Colorado corporation The entire Board of Directors, acting by written consent in lieu of a meeting pursuant to the provisions of Section 7 - 108 - 102 of the Colorado Business Corporation Act, do hereby agree to enfranchise ONCO Merger Sub, Inc. as a domestic, for - profit Colorado corporation and to cause its president to file Articles of Incorporation with the Office of the Secretary of State of the State of Colorado for such purpose. As permitted by Section 7 - 110 - 102(1) of the Colorado Business Corporation Act, the shareholders of the corporation are not entitled to any notice nor are any of them required or entitled to vote on the matter that is the subject of this corporate action and effected by the majority of directors of the corporation. This corporate action by written consent will be placed in the corporation's Minute Book. The directors of Oracle Nutraceuticals Company, representing all of the corporation's Board of Directors acting by written consent, are Michael P. Grande, Randolph S. Hudson, Dean M. Denton, and Tiffany L. Grande, being duly elected and appointed directors of the corporation. The following corporate action is hereby adopted: RESOLVED, that Michael P. Grande, the corporation's President and Chief Executive Officer, is hereby empowered to act as the corporation's authorized representative and is hereby authorized to file the Articles of Incorporation for ONCO Merger Sub, Inc. with the Office of the Secretary of State of the State of Colorado, and further authorizes Mr. Grande to enter into any ancillary agreement or understanding and file any additional documents with any state or federal agency or department to confirm the facts stated herein and appurtenant thereto. ONCO Merger Sub, Inc., Articles of Incorporation, Page 11 of 14 Michael P. Grande Chairman of the Board Randolph S. Hudson Vice - Chairman of the Board

Dean M. Denton Director Tiffany L. Grande Director ONCO Merger Sub, Inc., Articles of Incorporation, Page 12 of 14 DATED: January 3, 2015 CERTIFICATE OF THE SECRETARY OF ORACLE NUTRACEUTICALS COMPANY I, Dean M. Denton, Secretary of Oracle Nutraceuticals Company, a Colorado corporation, hereby certify that the minutes to which this certificate is attached has been adopted pursuant to the applicable provisions of the Colorado Business Corporation Act, as in effect as of the date hereof, and the Colorado Revised Statutes, as the same may apply to the action described in the attached resolution and minutes. IN WITNESS WHEREOF, the undersigned has executed this certificate as of the third day of January 2015. ORACLE NUTRACEUTICALS COMPANY, a Colorado corporation ("Company") Dean M. Denton Senior Vice - President Chief Administrative Officer Corporate Secretary

RESIGNATION OF ORACLE NUTRACEUTICALS COMPANY AS THE INCORPORATOR OF ONCO MERGER SUB, INC., a Colorado corporation Immediately following the acceptance of the Articles of Incorporation of ONCO Merger Sub, Inc . , a Colorado corporation, by the Office of the Secretary of State of the State of Colorado, I, Michael P . Grande, as the duly elected President of Oracle Nutraceuticals Company, do hereby resign Oracle Nutraceuticals Company as the incorporator of said corporation ; and, further, waive all rights and claims to and against ONCO Merger Sub, Inc . , as such rights are permitted to an incorporator of a Colorado domestic, for - profit corporation under the Colorado Business Corporation Act . ONCO Merger Sub, Inc., Articles of Incorporation, Page 13 of 14 Michael P. Grande Its: President

CERTIFICATE OF INCUMBENCY AND CORPORATE AUTHORITY ONCO Merger Sub, Inc., Articles of Incorporation, Page 14 of 14 To: The Secretary of State The State of Colorado Suite 200 1700 Broadway Denver, Colorado 80290 From: Michael P. Grande President Oracle Nutraceuticals Company ("Oracle") Suite 711 8 Exchange Boulevard Rochester, New York 14614 The undersigned, being the President and Chief Executive Officer of Oracle, hereby certifies to the Secretary of State of the State of Colorado, as follows: 1. I am the duly elected and qualified Chairman of the Board, President, Chief Executive Officer, and Acting Chief Operating Officer of Oracle . 2. Oracle is a corporation duly organized and in good standing under the laws of the State of Colorado. 3. Pursuant to Oracle's governing documents, as amended, and as currently in full force and effect, I am the person ("Authorized Officer") who has been duly designated and appointed to the office(s) indicated by my name, I continue to hold the indicated office(s) at this time, and the signature set forth below by my name is my genuine signature . 4. I have been given sufficient and appropriate authority by Oracle's Board of Directors to act on behalf of and to bind Oracle with respect to filing this resignation on behalf of Oracle with the Secretary of State of the State of Colorado ; whereby, Oracle resigns as the incorporator of ONCO Merger Sub, Inc . 5. I have the power and authority to execute this Certificate on behalf of Oracle. 6. The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by Oracle's Board of Directors or shareholders or until the corporation is dissolved by a plan of reorganization or by operation of law . IN WITNESS WHEREOF , the undersigned duly executes this Certificate and affixes his signature hereto as of January 3, 2015. ORACLE NUTRACEUTICALS COMPANY, a Colorado corporation By: Michael P. Grande Its: President and Chief Executive Officer, not as an individual